Exhibit 99.1

A NASDAQ Listed Company: SGC	FOR IMMEDIATE RELEASE

SUPERIOR GROUP OF COMPANIES, INC. REPORTS OPERATING RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2019

● Fourth quarter net sales up 14.1% and Annual net sales up 8.8%

SEMINOLE, Fla. - February 20, 2020 – Superior Group of Companies, Inc. (NASDAQ: SGC), today announced its fourth quarter and year-end operating results for 2019.

The Company announced that for the year ended December 31, 2019, net sales increased $30.4 million or 8.8% percent to $376.7 million. Pre-tax income was $15.3 million compared to $21.4 million in 2018. Net income for the fiscal year 2019 was $12.1 million, or $0.79 per diluted share, compared to $17.0 million, or $1.10 per diluted share, in 2018.

Net sales for the fourth quarter ended December 31, 2019 were $108.4 million, an increase of 14.1% compared to the 2018 fourth quarter of $95.0 million. Pre-tax income was $4.0 million compared to $5.7 million in the 2018 fourth quarter. Net income for the fourth quarter ended December 31, 2019 was $3.0 million, or $0.20 per diluted share, compared to $4.6 million, or $0.30 per diluted share, reported for the fourth quarter 2018.

Michael Benstock, Chief Executive Officer, commented, “We were pleased with our overall performance in the fourth quarter and 2019 as a whole. Sales at BAMKO, which comprises our Promotional Products Segment, grew 54% for the quarter and 33% for the year, eclipsing $107 million. Sales at The Office Gurus, our Remote Staffing Segment, grew nicely at 17% and 16% for the quarter and year, respectively. In our Uniform Segment we made significant progress to position ourselves for growth through the appointment of new leadership and re-organizations within our Healthcare and Employee ID businesses; the integration of our ERP system across the segment; expansion of our manufacturing capabilities in Haiti; and initiating the expansion and modernization of our largest automated warehouse facility in Arkansas. We are better positioned than ever with our leadership, teams, systems, infrastructure, expanded product assortment and service lines to meet and exceed our existing customers’ expectations and gain market share. I’m quite satisfied with our progress in these areas during 2019 and am confident in the overall trajectory of our businesses as we enter 2020.”

CONFERENCE CALL

Superior Group of Companies will hold a conference call on Thursday, February 20, 2020 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Group of Companies call. The live webcast and archived replay can also be accessed in the investor information section of the Company’s website at www.superiorgroupofcompanies.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on March 5, 2020. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10139049 for all replay access.

About Superior Group of Companies, Inc. (SGC):

Superior Group of Companies™, formerly Superior Group of Companies, established in 1920, is a combination of companies that help customers unlock the power of their brands by creating extraordinary brand experiences for employees and customers. It provides customized support for each of its divisions through its shared services model.

Fashion Seal Healthcare®, HPI™ and CID Resources are signature uniform brands of Superior Group of Companies. Each is one of America’s leading providers of uniforms and image apparel in the markets it serves. They specialize in innovative uniform program design, global manufacturing, and state-of-the-art distribution. Every day, more than 6 million Americans go to work wearing a uniform from Superior Group of Companies.

BAMKO®, Tangerine Promotions® and Public Identity® are signature promotional products and branded merchandise brands of Superior Group of Companies. They provide unique custom branding, design, sourcing, and marketing solutions to some of the world’s most successful brands.

The Office Gurus® is a global provider of custom call and contact center support. As a true strategic partner, The Office Gurus implements customized solutions for its customers in order to accelerate their growth and improve their customers’ service experiences.

SGC’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, provides unparalleled support for its customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture in all of its business segments.

Visit www.superiorgroupofcompanies.com for more information.

Contact:
Michael Attinella		Hala Elsherbini
Chief Financial Officer & Treasurer	-OR-	Halliburton Investor Relations
(727) 803-7170		(972) 458-8000

Comparative figures are as follows:

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31,
(In thousands, except shares and per share data)

	Years Ended December 31,
	2019	2018	2017
Net sales	$376,701	$346,350	$266,814

Costs and expenses:
Cost of goods sold	247,772	224,653	170,462
Selling and administrative expenses	107,282	96,710	70,592
Other periodic pension costs	1,962	385	1,224
Interest expense	4,399	3,207	802
	361,415	324,955	243,080
Gain on sale of property, plant and equipment	-	-	1,048
Income before taxes on income	15,286	21,395	24,782
Income tax expense	3,220	4,420	9,760
Net income	$12,066	$16,975	$15,022

Net income per share:
Basic	$0.81	$1.14	$1.04
Diluted	$0.79	$1.10	$0.99

Weighted average number of shares outstanding during the period
Basic	14,945,165	14,937,786	14,510,156
Diluted	15,266,408	15,472,133	15,118,768

Cash dividends per common share	$0.400	$0.390	$0.365

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
YEARS ENDED DECEMBER 31,
(In thousands, except share and par value data)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$9,038	$5,362
Accounts receivable, less allowance for doubtful accounts of $2,964 and $2,042, respectively	79,746	64,017
Accounts receivable - other	1,083	1,744
Inventories	73,379	70,203
Contract assets	38,533	49,236
Prepaid expenses and other current assets	9,934	6,650
Total current assets	211,713	197,212
Property, plant and equipment, net	32,825	28,769
Operating lease right-of-use assets	5,445	-
Intangible assets, net	62,536	66,312
Goodwill	36,292	33,961
Other assets	10,122	8,832
Total assets	$358,933	$335,086

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,271	$24,685
Other current liabilities	18,894	14,767
Current portion of long-term debt	15,286	6,000
Current portion of acquisition-related contingent liabilities	1,905	941
Total current liabilities	69,356	46,393
Long-term debt	104,003	111,522
Long-term pension liability	10,253	8,705
Long-term acquisition-related contingent liabilities	3,423	5,422
Long-term operating lease liabilities	2,380	-
Deferred tax liability	7,042	8,475
Other long-term liabilities	4,922	3,648
Commitments and contingencies (Note 11)
Shareholders’ equity:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 15,227,604 and 15,202,387 shares, respectively.	15	15
Additional paid-in capital	57,442	55,859
Retained earnings	107,581	103,032
Accumulated other comprehensive income (loss), net of tax:
Pensions	(7,224)	(7,673)
Cash flow hedges	91	113
Foreign currency translation adjustment	(351)	(425)
Total shareholders’ equity	157,554	150,921
Total liabilities and shareholders’ equity	$358,933	$335,086

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31,
(In thousands)

	Years Ended December 31,
	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,066	$16,975	$15,022
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	8,272	7,906	5,653
Provision for bad debts - accounts receivable	1,323	867	1,002
Share-based compensation expense	1,484	2,264	1,664
Deferred income tax (benefit) provision	(1,595)	(665)	5,114
Gain on disposals of property, plant and equipment	(5)	-	(1,048)
Change in fair value of acquisition-related contingent liabilities	(74)	(1,116)	(89)
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable - trade	(17,104)	(4,886)	(4,731)
Accounts receivable - other	660	105	1,237
Contract asset	10,703	(3,382)	-
Inventories	(4,984)	2,429	4,250
Prepaid expenses and other current assets	(3,479)	2,622	(4,151)
Other assets	(1,717)	(1,257)	(4,504)
Accounts payable and other current liabilities	10,904	(1,344)	3,362
Long-term pension liability	2,138	(128)	(2,577)
Other long-term liabilities	1,415	(526)	2,523
Net cash provided from operating activities	20,007	19,864	22,727

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(9,672)	(4,869)	(4,248)
Proceeds from disposals of property, plant and equipment	5	-	2,858
Acquisition of businesses, net of acquired cash	-	(85,597)	(7,988)
Net cash used in investing activities	(9,667)	(90,466)	(9,378)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	165,314	206,025	74,387
Repayment of long-term debt	(163,645)	(127,439)	(77,573)
Payment of cash dividends	(6,046)	(5,836)	(5,269)
Payment of acquisition-related contingent liabilities	(961)	(2,861)	(1,800)
Proceeds received on exercise of stock options	283	727	1,872
Tax benefit from vesting of acquisition related restricted stock	30	445	650
Tax withholdings on exercise of stock rights	-	(17)	(1,186)
Common stock reacquired and retired	(1,685)	(2,906)	-
Net cash provided from (used in) financing activities	(6,710)	68,138	(8,919)

Effect of exchange rates on cash	46	(304)	51
Net increase (decrease) in cash and cash equivalents	3,676	(2,768)	4,481
Cash and cash equivalents balance, beginning of year	5,362	8,130	3,649
Cash and cash equivalents balance, end of year	$9,038	$5,362	$8,130